SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 13, 2002



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


   Delaware                         0-30900                     54-1983517
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                          20190
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: 703-547-2000



          (Former name or former address, if changed from last report)


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Item 5. Other Events.

On October 14, 2002, XO Communications, Inc. announced that it has agreed with Telefonos de Mexico, S.A. de C.V. ("Telmex") and certain investment partnerships affiliated with Forstmann Little & Co. ("Forstmann Little") to mutually terminate the previously announced Forstmann Little/TELMEX Investment Agreement and to settle any potential claims relating to the Investment Agreement or its termination.

Under the terms of the settlement, which is subject to bankruptcy court approval, the Investment Agreement will be deemed terminated, Forstmann Little and TELMEX will each pay XO $12.5 million, for a total of $25 million, and all parties will release any claims they may have relating to the Investment Agreement. The settlement has the support of all parties to the Investment Agreement, the entities controlled by Carl C. Icahn which hold over 85% of XO's senior secured debt and over $1.33 billion face amount of XO's senior notes, the indenture trustee for XO's subordinated notes, and the plaintiffs in certain shareholder actions. XO has scheduled a hearing for bankruptcy court approval of the settlement for mid-November.

XO also announced that, in light of these developments, it will take steps to implement the stand-alone plan contained in its plan of reorganization filed with the bankruptcy court. As previously announced, XO included the stand-alone plan as part of its plan of reorganization in order to allow XO to move quickly to complete its financial restructuring if the transactions contemplated by the Forstmann Little/TELMEX Investment Agreement did not close for any reason. XO will now withdraw the Forstmann Little/TELMEX plan, which the bankruptcy court confirmed last August, and seek confirmation by the bankruptcy court of the stand-alone plan. XO has scheduled a hearing date for confirmation of the stand-alone plan for mid-November.

XO will commence the process of seeking the regulatory approvals required to complete the stand-alone plan. The Company believes that the receipt of these regulatory approvals and the confirmation of the stand-alone plan by the Bankruptcy Court are two of the most significant steps that XO must accomplish before the restructuring can be completed and the Company can emerge from bankruptcy.

     A copy of the Mutual Release and Settlement Agreement is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

     A copy of the press release of the Company announcing the execution of the Mutual Release and Settlement Agreement is attached hereto as attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     Exhibits. XO Communications, Inc.

      10.1 Mutual Release and Settlement Agreement, dated October 13, 2002, by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. FLC XXXI Partnership, L.P. and Telefonos de Mexico, S.A. de C.V.

      99.1     Press Release of October 14, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    XO COMMUNICATIONS, INC.


                                    By:  /s/ Gary D. Begeman
                                         -------------------------------------
                                         Name:   Gary D. Begeman
                                         Title:  Senior Vice President,
                                                 General Counsel and Secretary

October 15, 2002

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                                  Exhibit Index
                                  -------------

Exhibit No.         Description
-----------         -----------

   10.1 Mutual Release and Settlement Agreement, dated October 13, 2002, by and among XO Communications, Inc., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. FLC XXXI Partnership, L.P. and Telefonos de Mexico, S.A. de C.V.

   99.1             Press Release of October 14, 2002.